EXHIBIT 23.1


VIVENDI UNIVERSAL
REGISTRATION STATEMENT ON FORM F-3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Pre-Effective Amendment No. 1 to the registration statement on Form F-3 of our report dated March 28, 2002, except with respect to the matters discussed in
Note 14 as to which the date is May 24, 2002, and to all references to our Firm included in or made part of this registration statement.

                                Paris, France
                                 May 30, 2002


/s/ RSM Salustro Reydel                 /s/ Barbier Frinault & Cie

RSM Salustro Reydel                     Barbier Frinault & Cie
                                        A member firm of Anderson Worldwide